UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported):    September 23, 2010

Hudson Highland Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 Lexington Avenue, New York, New York  10022
(Address of principal executive offices, including zip code)

(212) 351-7300
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Since 2007, Hudson Highland Group, Inc. (the “Company”) has been responding to an informal inquiry that became the previously disclosed investigation by the staff of the Division of Enforcement (the “Staff”) of the Securities and Exchange Commission (“SEC”) regarding disclosure of the Company’s North American state sales tax charges and reserves. The total amount of the Company’s past due sales tax liabilities for the seven-year period from 2001 to 2007 was less than $3.9 million. Company clients reimbursed the Company for approximately $450,000 of such liabilities. The Company has settled all of such sales tax matters with, and paid all taxes due to, the respective states. Furthermore, the Company implemented a number of remedial actions and internal control enhancements in 2006 relating to sales tax matters, which have been operating  effectively for over three years. Under the direction of the Company’s Audit Committee, the Company fully and voluntarily cooperated with the Staff’s requests for information.

As previously disclosed, on May 13, 2009, the Company received a “Wells Notice” from the SEC in connection with the investigation by the Staff described above. According to the Wells Notice, the Staff intended to recommend that the SEC bring a civil injunctive action against the Company alleging that the Company violated Section 13(a) of the Securities Exchange Act of 1934 and related Rules 13a-1 and 13a-13. The Staff indicated that such Wells Notice related to an alleged lack of narrative disclosure concerning sales tax matters in the MD&A contained in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006, September 30, 2006 and March 31, 2007 and the Annual Report on Form 10-K for the year ended December 31, 2006.  The SEC did not allege that the company’s financial statements were incorrect in any respect. All quarterly and annual financial statements for these periods were reviewed or audited by the Company’s independent auditor at the time.

On September 23, 2010, the Company received an additional Wells Notice from the SEC in connection with the investigation related to the same topic.  According to the additional Wells Notice, the Staff also intends to recommend that the SEC bring a civil injunctive action against the Company alleging that the Company violated Sections 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934, which require registrants to keep books and records that accurately and fairly reflect transactions and dispositions of assets and to maintain a system of internal accounting controls, and seeking an unspecified civil money penalty.

The Company disagrees with the Staff’s proposed recommendations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON HIGHLAND GROUP, INC.

Date:  September 27, 2010
By:  /s/ Latham Williams

Latham Williams
Senior Vice President, Legal Affairs and
Administration, Corporate Secretary